Exhibit 99.2
Cellular Biomedicine Group Announces Appointment of Ant Financial Vice President, Gang Ji, to the Board of Directors
SHANGHAI, China and CUPERTINO, Calif., Nov. 14, 2016 -- Cellular Biomedicine Group Inc. (NASDAQ:CBMG) (“CBMG” or the “Company”), a clinical-stage biomedicine firm engaged in the development of effective immunotherapies for cancer and stem cell therapies for degenerative diseases, today announced the appointment of Gang Ji as a Director of the Board and the transfer of Guotong Xu, M.D., Ph.D from Director of the Board to the Scientific Advisory Board, effective November 11, 2016. Mr. Ji will join the Compensation Committee.
“We are delighted to welcome Gang Ji to the CBMG board.  Mr. Ji is an energetic and seasoned executive with over sixteen years of experience in the global investment and internet technology sectors.  He currently serves as Vice President for Ant Financial, a notable global financial technology leader, having previously transitioned from Alibaba Group where he served as Vice President responsible for strategic investments,” said Terry A. Belmont, Chairman of the Board of CBMG. “His breadth of experience in financial services, investments and high-growth industries will add powerful capabilities to our Board.  We are confident that his strategic insights and financial acumen, as well as his extensive relationships with venture capital, private equity and large institutional investors, can bolster resources for the Company’s dual technology platforms targeting unmet needs in the treatment of cancerous and degenerative diseases.”
Guotong Xu, M.D., Ph.D, who has served on the Board of Directors since November 2014, will transition to serve on the Company’s Scientific Advisory Board to lead the continued efforts of CBMG’s stem cell platforms. Dr. Xu’s regenerative medicine expertise will help advance CBMG’s multiple ongoing research programs and pipeline of therapies.
“I am delighted to join the Board of Cellular Biomedicine Group and believe that the Company’s robust and vigorous manufacturing capabilities, R&D and scientific leadership well positions CBMG to develop meaningful solutions for cancer and degenerative diseases affecting so many families in China,” commented Mr. Ji.

About Gang Ji
Mr. Ji joined Ant Financial in January 2016 as Vice President. Mr. Ji is responsible for the global strategic investments for Ant Financial and has sixteen years of experience in investment and more than eight years of experience in the internet industry.  Before joining Ant Financial, he served Alibaba Group as Vice President, where he was responsible for strategic investment for seven years. Prior to Alibaba, Mr. Ji worked for several venture capital funds and was an auditor of KPMG.  He is a director of the publicly listed company Asia Game Technology Ltd (HKEX:8279) as well as several private technology companies. He holds a bachelor’s degree in international business management from University of International Business and Economics (Beijing).
About Cellular Biomedicine Group
Cellular Biomedicine Group, Inc. develops proprietary cell therapies for the treatment of certain degenerative and cancerous diseases.  Our developmental stem cell and Immuno-Oncology projects are the result of research and development by scientists and doctors from China and the United States. Our GMP facilities in China, consisting of twelve independent cell production lines, are designed, certified and managed according to U.S. standards.  To learn more about CBMG, please visit: www.cellbiomedgroup.com
Forward-Looking Statements
Statements in this press release relating to plans, strategies, trends, specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include risks inherent in doing business, trends affecting the global economy, including the devaluation of the RMB by China in August 2015 and other risks detailed from time to time in CBMG’s reports filed with the Securities and Exchange Commission, quarterly reports on form 10-Q, current reports on form 8-K and annual reports on form 10-K. Forward-looking statements may be identified by terms such as "may," "will," "expects," "plans," "intends," "estimates," "potential," or "continue," or similar terms or the negative of these terms. Although CBMG believes the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance or achievements will be obtained. CBMG does not have any obligation to update these forward-looking statements other than as required by law.
Contacts:
Sarah Kelly
Director of Corporate Communications, CBMG
+1 408-973-7884
sarah.kelly@cellbiomedgroup.com

Vivian Chen
Managing Director Investor Relations, Grayling
+1 347 481-3711
vivian.chen@grayling.com